       1                                                           Exhibit 4.2


SIXTH AMENDMENT AND WAIVER TO THE CREDIT AGREEMENT AND FIRST AMENDMENT AND
- - - - - --------------------------------------------------------------------------
WAIVER TO THE STANDBY LETTER OF CREDIT AGREEMENT
- - - - - ------------------------------------------------


          SIXTH AMENDMENT AND WAIVER, dated as of May 6, 1994 (this "Sixth Amendment and Waiver"), to the Amended and Restated Credit Agreement, dated as of March 8, 1993 (as heretofore amended, the "Credit Agreement"), among Payless Cashways, Inc., an Iowa corporation (the "Borrower"), the banks and other financial institutions parties thereto (the "Banks"), Canadian Imperial Bank of Commerce, New York Agency ("CIBC"), as Administrative Agent (in such capacity, the "Administrative Agent") and as Collateral Agent (in such capacity, the "Collateral Agent"), CIBC, The Bank of Nova Scotia and NationsBank of Texas, N.A., as Managing Agents (in such capacity, the "Managing Agents") and Bank of America National Trust and Savings Association, as Co-Agent (in such capacity, the "Co-Agent"); and

          FIRST AMENDMENT AND WAIVER, dated as of May 6, 1994 (this "First Amendment and Waiver"), to the Standby Letter of Credit Issuance and Reimbursement Agreement, dated as of February 14, 1994 (the "Standby Letter of Credit Agreement"), among the Borrower, the banks and other financial institutions parties thereto (the "Standby Letter of Credit Banks") and CIBC, as Issuing Bank (in such capacity, the "Issuing Bank").


                           W I T N E S S E T H:
                           -------------------


          WHEREAS, the Borrower, the Banks, the Administrative Agent, the Collateral Agent, the Letter of Credit Bank, the Managing Agents and the Co-Agent are parties to the Credit Agreement, and the Issuing Bank and the Standby Letter of Credit Banks are parties to the Standby Letter of Credit Agreement;

          WHEREAS, certain provisions of the Credit Agreement are incorporated by reference into the Standby Letter of Credit Agreement;

          WHEREAS, the Borrower has requested that the Banks amend the Credit Agreement and the Standby Letter of Credit Banks amend the Standby Letter of Credit Agreement in the manner set forth below; and

          WHEREAS, the Banks and the Standby Letter of Credit Banks are willing to accede to the requests of the Borrower upon the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Borrower, the Banks, the Administrative Agent, the Collateral Agent, the Letter of Credit Bank, the Managing Agents, the Co-Agent, the Issuing Bank and the Standby Letter of Credit Banks hereby agree as follows:

          SECTION I.    DEFINED TERMS
                        -------------

          Unless otherwise defined herein, terms defined in the Credit Agreement or the Standby Letter of Credit Agreement and used herein are so used as so defined.


          SECTION II.   AMENDMENTS TO THE CREDIT AGREEMENT
                        ----------------------------------

          1. Definitions. (a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following terms in their alphabetic locations:

          "`1994 Credit Agreement' means the Multiple Draw Term Loan Agreement dated as of May 6, 1994 among the Borrower, the banks parties thereto and CIBC, as Agent.

          `Senior Subordinated Notes Repurchase Program' means the purchases by the Borrower, for an aggregate purchase price of up to $25 million, of the Senior Subordinated Notes with the proceeds of the loans under the 1994 Credit Agreement."

          2. Restricted Payments. Section 7.07 of the Credit Agreement is hereby amended by (a) deleting the punctuation mark "." at the end of clause
(vii) and substituting "; and" in its place, and (b) inserting as clause (viii) directly after clause (vii) the words "purchases under the Senior Subordinated Notes Repurchase Program; provided, that the price paid by the Borrower for any Senior Subordinated Note repurchased pursuant to such program shall not exceed the par value thereof; and provided, further that all Senior Subordinated Notes so purchased shall be permanently retired substantially simultaneously with such purchase."

          3.  Debt.  Section 7.08 of the Credit Agreement is hereby amended by
(a) inserting the words "or clause (xi)" directly after the words "through (ix)" in clause (x), (b) deleting the deleting the punctuation mark "." at the end of clause (x) and substituting "; and" in its place, and (c) inserting as clause
(xi) directly after clause (x) the words "up to $25,000,000 principal amount of Debt incurred under the 1994 Credit Agreement, but not the increase, refunding or extension or acceleration of maturity thereof in whole or in part."

          4. Investments. Section 7.09 of the Credit Agreement is hereby amended by (a) deleting the punctuation mark "." at the end of clause (x) and substituting "; and" in its place, and (b) inserting as clause (xi) directly after clause (x) the words "the purchase of the Senior Subordinated Notes to the extent permitted under Section 7.07(viii) hereof."

          5. Interest Rate Protection Transactions. Section 7.14 of the Credit Agreement is hereby amended by inserting directly after the words "Debt for Borrowed Money" the words "(other than, (i) up to $20,000,000 aggregate principal amount of Revolving Loans for any one or more periods of 15 consecutive Domestic Business Days, each of which periods shall include the last day of any fiscal quarter of the Borrower, and (ii) until December 31, 1994, Debt under the 1994 Credit Agreement)".

          6. No Negative Pledges. Section 7.15 of the Credit Agreement is hereby amended by inserting directly before clause (a) the words "(other than the 1994 Credit Agreement, the Standby Letter of Credit Agreement, the Prudential Loan Agreement and the documents executed in connection therewith)".

          7. Interest Rate Protection on Bank Debt. Section 7.29 of the Credit Agreement is hereby amended by deleting such section in its entirety and substituting the following therefor:

     "The Borrower shall continue to maintain, so long as any Term Loan shall be in effect, interest rate protection arrangements pursuant to which not less than 50% of the aggregate principal amount of the Borrower's Debt for Borrowed Money (other than (i) up to $20,000,000 aggregate principal amount of Revolving Loans for any one or more periods of 15 consecutive Domestic Business Days, each of which periods shall include the last day of any fiscal quarter of the Borrower, and (ii) until December 31, 1994, Debt under the 1994 Credit Agreement) shall effectively bear interest for a period of time and at a fixed rate satisfactory to the Administrative Agent."


          SECTION III.  WAIVERS OF THE CREDIT AGREEMENT
                        -------------------------------

          1. Mandatory Termination or Reduction of Commitments and Mandatory Prepayments. The Banks and the Standby Letter of Credit Banks hereby waive any Default or Event of Default under Section 2.07(b) of the Credit Agreement resulting from the failure to prepay the Loans with the Net Cash Proceeds from the issuance of Debt under the 1994 Credit Agreement.


          SECTION IV.   AMENDMENTS TO THE STANDBY LETTER OF CREDIT AGREEMENT
                        ----------------------------------------------------

          The Standby Letter of Credit Agreement is hereby deemed amended to the extent necessary to reflect the amendments to the Credit Agreement contained in
Section II hereof.

          SECTION V.    CONDITIONS PRECEDENT
                        --------------------

          The amendments and waivers contained in this Sixth Amendment and Waiver to the Credit Agreement and First Amendment and Waiver to the Standby Letter of Credit Agreement shall become effective on and as of the date on which the following conditions precedent are satisfied:

          1. Amendment. The Administrative Agent and the Issuing Bank shall have received counterparts of this Sixth Amendment and Waiver to the Credit Agreement and First Amendment and Waiver to the Standby Letter of Credit Agreement duly executed by the Borrower and the Required Banks.

          2. Consents of Other Parties. The Borrower shall have obtained all consents required to be obtained from any Person in connection with the execution, delivery and performance of this Sixth Amendment and Waiver to the Credit Agreement and First Amendment and Waiver to the Standby Letter of Credit Agreement, including, without limitation, any consent required to be obtained from Prudential or the Merchandise Letter of Credit Bank. The Administrative Agent and the Issuing Bank shall have received copies of all such consents.

          3. Consent of Guarantor. Somerville shall have executed this Sixth Amendment and Waiver to the Credit Agreement and First Amendment and Waiver to the Standby Letter of Credit Agreement, in the appropriate space below the caption "Consent of Guarantor" on the signature pages hereto.

          4. Corporate Proceedings, Etc. The Administrative Agent and the Issuing Bank shall have received all documents they may reasonably request relating to the corporate authority for and the validity of this Sixth Amendment and Waiver to the Credit Agreement and First Amendment and Waiver to the Standby Letter of Credit Agreement, and any other matters relevant hereto (including, without limitation, certified resolutions), all in form and substance satisfactory to the Administrative Agent and the Issuing Bank.


          SECTION VI.   MISCELLANEOUS
                        -------------

          1. Representations and Warranties. The Borrower hereby confirms, reaffirms and restates the representations and warranties set forth in Section 6 of the Credit Agreement and Section 5 of the Standby Letter of Credit Agreement, provided that all references in said Sections 6 and 5 to the "Agreement" shall be deemed to be references to the Credit Agreement and the Standby Letter of Credit Agreement, respectively, as amended by this Sixth Amendment and Waiver to the Credit Agreement and First Amendment and Waiver to the Standby Letter of Credit Agreement.

          2. Limited Effect. This Sixth Amendment and Waiver to the Credit Agreement and First Amendment and Waiver to the Standby Letter of Credit Agreement is limited precisely as written and shall not be deemed (a) to be a consent to any modification or amendment of any other term or condition of the Credit Agreement, the Standby Letter of Credit Agreement or of any other term or condition of the instruments or agreements referred to therein or (b) to prejudice any other right or rights that the Administrative Agent, the Collateral Agent, the Managing Agents, the Co-Agent, any Bank, the Issuing Bank or any Standby Letter of Credit Bank may now have or may have in the future under or in connection with the Credit Agreement, the Standby Letter of Credit Agreement or the agreements referred to therein. Except as expressly amended and modified by this Sixth Amendment and Waiver to the Credit Agreement and First Amendment and Waiver to the Standby Letter of Credit Agreement, all of the provisions and covenants of the Credit Agreement and the Standby Letter of Credit Agreement are and shall continue to remain in full force and effect in accordance with the terms thereof.

          3. Counterparts. This Sixth Amendment and Waiver to the Credit Agreement and First Amendment and Waiver to the Standby Letter of Credit Agreement may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          4. GOVERNING LAW. THIS SIXTH AMENDMENT AND WAIVER TO THE CREDIT AGREEMENT AND FIRST AMENDMENT AND WAIVER TO THE STANDBY LETTER OF CREDIT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          5. Expenses. The Borrower agrees to pay or reimburse CIBC, in its capacity as Administrative Agent and Issuing Bank, for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of this Sixth Amendment and Waiver to the Credit Agreement and First Amendment and Waiver to the Standby Letter of Credit Agreement, including, without limitation, the reasonable fees and disbursements of counsel to CIBC in its capacity as Administrative Agent and Issuing Bank. The Borrower expressly acknowledges and further agrees that nothing in the preceding sentence shall be construed to limit in any way the provisions of Section 10.03 of the Credit Agreement or Section 9.03 of the Standby Letter of Credit Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment and Waiver to the Credit Agreement and First Amendment and Waiver to the Standby Letter of Credit Agreement to be executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                          PAYLESS CASHWAYS, INC.


                                          By:   S/ Stephen A. Lightstone
                                                ------------------------------
                                                Title:  Sr. Vice President-
                                                         Finance
BANKS PARTIES TO THE CREDIT AGREEMENT:


                                     CANADIAN IMPERIAL BANK OF
                                     COMMERCE, NEW YORK AGENCY,
                                       as Administrative Agent,
                                     Collateral Agent, Managing
                                     Agent and Letter of Credit Bank


                                     By:   S/ David McGowan
                                           ------------------------------
                                           Title:  Authorized Signatory

                                     THE BANK OF NOVA SCOTIA,
                                       as Managing Agent and Bank


                                     By:   S/ F.C.H. Ashby
                                           ------------------------------
                                           Title:  Sr. Mgr. Loan Operations

                                     NATIONSBANK OF TEXAS, N.A.,
                                       as Managing Agent and Bank


                                     By:   S/ Susan Ray
                                           ------------------------------
                                           Title:  Vice President

                                     BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION,
                                       as Co-Agent and Bank


                                     By:   S/ Burton Queen
                                           ------------------------------
                                           Title:  Vice President

                                     CIBC INC.


                                     By:   S/ David McGowan
                                           ------------------------------
                                           Title:  Vice President


                                     ABN AMRO BANK N.V.


                                     By:   S/ Patricia M. Luken
                                           ------------------------------
                                           Title:  Vice President


                                     By:   S/ John W. Stanger
                                           ------------------------------
                                           Title:  Vice President


                                     BANCA COMMERCIALE
                                       ITALIANA


                                     By:
                                           ------------------------------
                                           Title:


                                     By:
                                           ------------------------------
                                           Title:


                                     BANK OF MONTREAL


                                     By:   S/ Calvin R. Myers
                                           ------------------------------
                                           Title:  Managing Director


                                     THE BANK OF NEW YORK


                                     By:   S/ David S. Stueber
                                           ------------------------------
                                           Title:  Vice President


                                     BOATMEN'S FIRST NATIONAL
                                       BANK OF KANSAS CITY


                                     By:   S/ Thomas J. Butkus
                                           ------------------------------
                                           Title:  Vice President

                                     BANQUE PARIBAS


                                     By:   S/ Robert E. Taubenheim
                                           ------------------------------
                                           Title:  Group Vice President



                                     By:   S/ Peter Toal
                                           ------------------------------
                                           Title:  Regional General Manager



                                     DAI-ICHI KANGYO BANK
                                       LTD., CHICAGO BRANCH


                                     By:
                                           ------------------------------
                                           Title:


                                     FIRST BANK NATIONAL
                                       ASSOCIATION


                                     By:   S/ Merri B. Bernhardson
                                           ------------------------------
                                           Title:  Vice President


                                     THE FUJI BANK, LIMITED,
                                       CHICAGO BRANCH


                                     By:   S/ Hidekazu Seo
                                           ------------------------------
                                           Title:  Joint General Manager


                                     THE INDUSTRIAL BANK OF
                                       JAPAN, LTD.


                                     By:   S/ Hiroaki Nakamura
                                           ------------------------------
                                           Title:  Joint General Manager


                                     THE MITSUBISHI BANK, LTD.


                                     By:   S/ Hiroaki Fuchida
                                           ------------------------------
                                           Title:  Vice President, Manager


                                     MITSUI NEVITT CAPITAL
                                       CORPORATION


                                     By:   S/ Jerry Parisi
                                           ------------------------------
                                           Title:  Vice President

                                     MITSUBISHI TRUST AND
                                       BANKING CORPORATION


                                     By:   S/ Masaaki Yamagishi
                                           ------------------------------
                                           Title:  Chief Manager



                                     NATIONAL CITY BANK


                                     By:   S/ J. Runk, Jr.
                                           ------------------------------
                                           Title:  Account Representative


                                     PILGRIM PRIME RATE TRUST


                                     By:   S/ Michael Hatley
                                           ------------------------------
                                           Title:  Assistant Portfolio Mgr.


                                     THE SUMITOMO BANK, LTD.


                                     By:
                                           ------------------------------
                                           Title:


                                     UNION BANK


                                     By:   S/ Cecilia M. Valente
                                           ------------------------------
                                           Title:  Vice President


                                     UNITED STATES NATIONAL
                                       BANK OF OREGON


                                     By:   S/ Blake R. Howells
                                           ------------------------------
                                           Title:  Vice President


                                     VAN KAMPEN MERRITT
                                       PRIME RATE INCOME TRUST


                                     By:   S/ Jeffrey W. Maillet
                                           ------------------------------
                                           Title:  Vice Pres. & Portfolio Mgr.

BANKS PARTIES TO THE STANDBY LETTER OF CREDIT AGREEMENT:


                                     CANADIAN IMPERIAL BANK OF
                                       COMMERCE, NEW YORK AGENCY,
                                       as Issuing Bank

                                     By:   S/ David McGowan
                                           ------------------------------
                                           Title:  Authorized Signatory


                                     THE BANK OF NOVA SCOTIA


                                     By:   S/ F.C.H. Ashby
                                           ------------------------------
                                           Title:  Sr. Mgr. Loan Operations


                                     NATIONSBANK OF TEXAS, N.A.


                                     By:   S/ Susan Ray
                                           ------------------------------
                                           Title:  Vice President


                                     BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION


                                     By:   S/ Burton Queen
                                           ------------------------------
                                           Title:  Vice President


                                     CIBC INC.


                                     By:   S/ David McGowan
                                           ------------------------------
                                           Title:  Vice President


                                     ABN AMRO BANK N.V.


                                     By:   S/ Patricia M. Luken
                                           ------------------------------
                                           Title:  Vice President

                                     By:   S/ John W. Stanger
                                           ------------------------------
                                           Title:  Vice President

                                     BANCA COMMERCIALE
                                       ITALIANA


                                     By:
                                           ------------------------------
                                           Title:


                                     By:
                                           ------------------------------
                                           Title:


                                     BANK OF MONTREAL


                                     By:   S/ Calvin R. Myers
                                           ------------------------------
                                           Title:  Managing Director


                                     THE BANK OF NEW YORK


                                     By:   S/ David S. Stueber
                                           ------------------------------
                                           Title:  Vice President


                                     BOATMEN'S FIRST NATIONAL
                                       BANK OF KANSAS CITY


                                     By:   S/ Thomas J. Butkus
                                           ------------------------------
                                           Title:  Vice President


                                     BANQUE PARIBAS


                                     By:   S/ Robet E. Taubenheim
                                           ------------------------------
                                           Title:  Group Vice President


                                     By:   S/ Peter Toal
                                           ------------------------------
                                           Title:  Regional General Manager


                                     DAI-ICHI KANGYO BANK
                                       LTD., CHICAGO BRANCH


                                     By:
                                           ------------------------------
                                           Title:


                                     FIRST BANK NATIONAL
                                       ASSOCIATION


                                     By:   S/ Merri B. Bernhardson
                                           ------------------------------
                                           Title:  Vice President

                                     THE FUJI BANK, LIMITED,
                                       CHICAGO BRANCH


                                     By:   S/ Hidekazu Seo
                                           ------------------------------
                                           Title:  Joint General Manager


                                     THE INDUSTRIAL BANK OF
                                       JAPAN, LTD.


                                     By:   S/ Hiroaki Nakamura
                                           ------------------------------
                                           Title:  Joint General Manager



                                     THE MITSUBISHI BANK, LTD.


                                     By:   S/ Hiroaki Fuchida
                                           ------------------------------
                                           Title:  Vice President, Manager


                                     MITSUI NEVITT CAPITAL
                                       CORPORATION

                                     By:   S/ Jerry Parisi
                                           ------------------------------
                                            Title:  Vice President


                                     MITSUBISHI TRUST AND
                                       BANKING CORPORATION


                                     By:   S/ Masaaki Yamagishi
                                           ------------------------------
                                           Title:  Chief Manager


                                     NATIONAL CITY BANK


                                     By:   S/ J. Runk, Jr.
                                           ------------------------------
                                           Title:  Account Representative


                                     THE SUMITOMO BANK, LTD.


                                     By:
                                           ------------------------------
                                           Title:

                                     UNION BANK


                                     By:   S/ Cecilia M. Valente
                                           ------------------------------
                                           Title:  Vice President


                                     UNITED STATES NATIONAL
                                       BANK OF OREGON


                                     By:   S/ Blake R. Howells
                                           ------------------------------
                                           Title:  Vice President

                                CONSENT OF GUARANTOR


          The undersigned, pursuant to the Amended and Restated Guarantee, dated as of March 15, 1993, made by the undersigned in favor of Canadian Imperial Bank of Commerce, New York Agency, as Collateral Agent for the Banks, hereby consents to the provisions of the above Sixth Amendment and Waiver to the Credit Agreement and First Amendment and Waiver to the Standby Letter of Credit Agreement and agrees that the Amended and Restated Guarantee remains in full force and effect after giving effect to the above Sixth Amendment and Waiver to the Credit Agreement and First Amendment and Waiver to the Standby Letter of Credit Agreement.


                                          SOMERVILLE LUMBER AND SUPPLY
                                                     CO., INC.

                                          By:   S/ Stephen A. Lightstone
                                                ------------------------------
                                                Title:  Treasurer